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                                                                      EXHIBIT 16

                              Deloitte & Touche LLP

May 11, 1998







Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Continucare Corporation dated May 6, 1998.

Yours truly,

/s/ Deloitte & Touche, LLP